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EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, dated as of June 18, 1996, is made between LLOYD B. ROACH, INC., a Pennsylvania corporation ("Seller"); LLOYD B. ROACH ("Shareholder"); CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation ("CBC"); and CHILDREN'S RADIO GROUP, INC., a Minnesota corporation ("Buyer"); and

                              W I T N E S S E T H :

     THAT, WHEREAS, Seller is the Federal Communications Commission ("FCC" or "Commission") licensee of Radio Station WPWA-AM, licensed to Chester, Pennsylvania (the "Station"); and

     WHEREAS, Shareholder is the owner of the majority of the issued and outstanding stock of Seller; and

     WHEREAS, CBC is the owner of 100% of the issued and outstanding stock of Buyer; and

     WHEREAS, subject to and conditioned upon the consent of the FCC, Seller desires to sell and transfer and Buyer desires to purchase and acquire the Station and all of the tangible and intangible assets used or useable in connection with the operation of the Station;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                           SALE AND TRANSFER OF ASSETS

     At closing of the transaction described herein ("Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, mortgage or security interest of any nature whatsoever, all the material assets of the Seller or Shareholder used or held for use in connection with the operation of the Station, specifically excluding cash on hand and including, without limitation, the following (collectively, the "Assets"):

1.1. All licenses, permits and authorizations ("Licenses") issued by the Commission for the operation of or used in connection with the operation of the Station, all of which are listed on Schedule A attached hereto;

1.2. All of Seller's real property interests including those described in Schedule B attached hereto ("Real Property");

1.3. All tangible personal property owned by Seller used or useable in the operation of the Station including, without limitation, that listed on Schedule C attached hereto, and any replacements therefor or improvements thereof acquired or constructed prior to Closing ("Personal Property");

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1.4.    All of Seller's rights and benefits under the business agreements, leases and contracts listed on Schedule D attached hereto, including any renewals, extensions, amendments or modifications thereof, all time sales agreements, and any additional agreements, leases and contracts made or entered into by Seller in the ordinary course of business between the date of such Schedule and the Closing approved in writing by Buyer or otherwise permitted hereunder ("Leases and Agreements");

1.5. All other licenses, permits or authorizations issued by any government or regulatory agency other than the FCC, which are used in connection with the operation of the Station ("Permits");

1.6. All right, title and interest of Seller in and to the use of the call letters WPWA for the Station ("Call Letters"), to the extent they can be conveyed; together with all common law property rights, goodwill, copyrights, trademarks, service marks, trade names and other similar rights used in connection with the operation of the Station, including all accretions thereto, including but not limited to those listed on Schedule E attached hereto ("General Intangibles"); and

1.7. All magnetic media, electronic data processing files, systems and programs, logs, customer contracts, public files, vendor contracts, historical billing information, record program libraries, promotional material, supplies, customer files, correspondence, maintenance records or any other business records relating to or used in connection with the operation and financial condition of the Station, but not including records pertaining to corporate affairs (including tax records) and original journals, provided copies are supplied to Buyer. Seller shall have reasonable access to all such records which might be in the possession of Buyer for a period of two (2) years following the Closing, and shall, at its own expense, have the right to make copies thereof;

1.8. All other personal assets whether tangible or intangible, not herein before mentioned, which are owned by Seller or Shareholder and used or held for use in connection with the day to day operation of the Station. Seller and Shareholder agree that the Station Assets conveyed to Buyer on the Closing Date pursuant to this Agreement will be conveyed free and clear of all liens, charges, claims and encumbrances whatsoever, excepting only those obligations from and after the Closing Date with respect to obligations of Seller expressly agreed to be assumed by Buyer hereunder. To the extent that Buyer agrees to assume any obligations under any capital leases or installment purchase agreements, the remaining balance owed under such agreements, including any purchase option costs, shall be deducted from the purchase price payable at Closing.


                                    ARTICLE 2
                           PURCHASE PRICE AND PAYMENTS

2.1. PURCHASE PRICE. As the purchase price for the Assets, Buyer agrees to pay to Seller the sum of One Million Three Hundred Thousand and no/100 Dollars ($1,300,000.00).

2.2. METHOD OF PAYMENT OF PURCHASE PRICE. The purchase price shall be paid as follows:

        2.2.1. CBC COMMON STOCK. Five Hundred Thousand and no/100 Dollars ($500,000.00) of the purchase price shall be payable by the issuance by CBC to Seller of CBC's Common Stock (the "CBC Stock"). The number of shares of CBC Stock to be issued shall be equal to Five Hundred Thousand divided by the "Price Per Share" as hereinafter defined. Any fractional share shall be paid in cash based upon the Price Per Share. The "Price Per Share" shall be equal to the average closing price of the CBC Stock on the Nasdaq Stock Market for the fifteen trading days preceding the second business day prior to the Closing Date. Notwithstanding the foregoing, if between the date of this Agreement and the Closing Date the outstanding shares of CBC Stock are changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of

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                shares of CBC Stock described above shall be correspondingly and proportionately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        2.2.2. EARNEST MONEY ESCROW. The amount of Fifty Thousand and no/100 Dollars ($50,000.00) (the "Escrowed Funds") shall be paid into escrow contemporaneously with the execution hereof pursuant to the terms of that Escrow Agreement ("Escrow Agreement") a copy of which is attached hereto as Exhibit A.

        2.2.3. CASH PAYMENT AT CLOSING. Eight Hundred Thousand and no/100 Dollars ($800,000.00) of the purchase price hereunder, including the Escrowed Funds, shall be payable in cash at Closing.

2.3. ADJUSTMENTS AND PRORATIONS. The operations of the Station and the income and expenses attributable thereto up to 12:01 A.M. on the day of the Closing (the "Adjustment Time"), shall, except as otherwise provided in this Agreement, be for the account of Seller and thereafter shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, property taxes according to year of accrual, frequency discounts, annual license fees (if any), wages, commissions, payroll taxes, and other fringe benefits of employees of the Seller who enter the employment of the Buyer, and similar deferred items shall be prorated between the Seller and the Buyer. With specific reference to vacation pay or vacation time, it is understood that Seller will be responsible for paying employees any accrued vacation pay and that Buyer will not assume the obligation to provide any accrued vacation time to employees. Prepaid deposits shall not be prorated but shall remain the property of Seller. Employees' employment with Seller shall be terminated as of the Closing Date, and Buyer shall employ employees of its choice from and after said date upon terms acceptable to Buyer and such employees. With specific reference to payment of commissions, Buyer shall have no obligation to pay any commissions due salesmen for sales attributable to the period of time prior to Closing. All prorations shall be made and paid insofar as feasible at the Closing, with a final settlement within ninety (90) days after the Closing.

2.4 ASSUMED LIABILITIES. Except as expressly provided for in this Agreement, at the Closing Buyer shall not assume, incur or be charged with, in connection with the transactions herein contemplated, any liabilities or obligations of any nature whatsoever, contingent or otherwise. Without limitation of the foregoing, Buyer shall not assume any obligations to Seller's or the Station's employees under any employee benefit plans or employment contracts.

2.5. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets by Buyer and Seller as set forth in the attached Schedule F. Such allocation will be used for all purposes, including preparation and filing of IRS Form 8594 with respect to the transactions contemplated by this Agreement.


                                    ARTICLE 3
                         FEDERAL SECURITIES LAWS MATTERS

3.1. DEFINITIONS. As used in this Article 3, the following terms shall have the following meanings:

        "ACT" means the Securities Act of 1933, as amended.

        "ADVICE" has the meaning set forth in Section 3.3.

        "AFFILIATE" means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

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        "COMMISSION" means the Securities and Exchange Commission.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

        "HOLDER" means (i) Seller and (ii) each person (other than CBC and its Affiliates) to whom Seller transfers the Shares as provided in Section
        3.6 hereof, if the person to whom the Shares are transferred acquires the Shares as Registrable Securities.

        "PROSPECTUS" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "REGISTRABLE SECURITIES" means the Shares; PROVIDED, HOWEVER, that any Shares shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (ii) such Registrable Securities become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Act, or (iii) such Securities cease to be outstanding.

        "REGISTRATION STATEMENT" means any registration statement of CBC that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "SHARES" means the shares of CBC Common Stock issued to the Seller pursuant to this Agreement so long as they are owned beneficially and of record by a Holder.

        "SUSPENSION NOTICE" has the meaning set forth in Section 3.3.

3.2.    RESALE REGISTRATION.

        3.2.1. FILING, EFFECTIVENESS. If any Holder shall make a demand of CBC in writing at any time after the Closing Date of the transactions contemplated by this Agreement that it desires CBC to register all or any portion of his Registrable Securities, CBC shall use reasonable efforts to prepare and file one registration statement on Form S-3 (the "Registration Statement") under the Act covering the resale by such Holder of its Registrable Securities pursuant to Rule 415 under the Securities Act from time to time in transactions not involving any underwritten public offering and use reasonable efforts (i) to cause such Registration Statement to be declared effective by the Commission for such Registrable Securities as soon as practicable thereafter and (ii) to keep the Resale Registration Statement continuously effective until the earliest of (x) the date on which such Holder no longer holds any Registrable Securities registered under the Resale Registration Statement or (y) the third anniversary of the Closing Date, or such lesser time as may be permitted under Rule 144(k) under the Act (or any successor rule thereto) to enable Holder to sell the Registrable Securities without restriction under the Act. CBC shall not be required to cause a Registration Statement requested pursuant to this Section 3.2 to become effective prior to 90 days following the effective date of a registration statement for a publicly underwritten

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                offering of CBC Common Stock initiated by CBC if any managing underwriter named in such registration statement for the publicly underwritten offering has advised CBC in writing that the registration or sale of additional securities by stockholders of CBC within such 90-day period would have a material adverse effect on the likelihood of success of such underwritten offering; PROVIDED, HOWEVER, that CBC shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this
                Section 3.2 has been made prior to the expiration of such 90-day period. CBC may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 60 days, if CBC has been advised by outside legal counsel that such filing would require the disclosure of a material transaction or other matter and CBC determines reasonably and in good faith that such disclosure would have a material adverse effect on CBC; PROVIDED, HOWEVER, that CBC shall (A) use reasonable efforts to disclose such material transaction or other matter as soon as in its good faith judgment it is prudent to do so and (B) may so postpone such filing only if all other persons who are named as selling securityholders under then effective registration statements filed by CBC with the Commission and all directors of CBC are advised of the fact that a material transaction or other matter is not being disclosed during the length of such postponement and of the consequences of such nondisclosure under the Act and the Exchange Act. The disclosure to any Holder of any material transaction, or of the existence thereof, pursuant to the preceding sentence shall be held in confidence by Seller or Holder until CBC or a third party not under the control of Seller or Holder has made a public disclosure thereof.

        3.2.2. EFFECTIVE REGISTRATION. A registration will not be deemed to have been effected unless the Registration Statement has been declared effective by the Commission; PROVIDED, HOWEVER, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

3.3. REGISTRATION PROCEDURES. In connection with the obligations of CBC to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, CBC shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

        (a) CBC shall prepare and file with the Commission a Registration Statement on Form S-3 or other similar form under the Securities Act which permits secondary sales of securities in a "shelf registration," and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement;

        (b) CBC shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective and shall timely file with the Commission all required filings under the Exchange Act as are necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Holder set forth in such Registration Statement or supplement to the Prospectus;

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        (c)     CBC shall promptly furnish to Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by Holder;

        (d) CBC shall promptly notify Holder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
                (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), CBC shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Upon receipt of any notice (a "Suspension Notice") by Holder from CBC of the happening of any event of the kind described in Section 3.3(d), Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement covering such Registrable Securities until such Seller's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.3(d) or until Holder is advised in writing (the "Advice") by CBC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by CBC, will, or will request any broker-dealer acting as Holder's agent to, deliver to CBC (at CBC expense) all copies, other than permanent file copies then in Seller's or broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED, HOWEVER, that in no event shall the period from the date on which Seller receives a Suspension Notice to the date on which Seller receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 3.3(d) (the "Suspension Period") exceed 60 days.

3.4. REGISTRATION EXPENSES. CBC shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to
        Section 3.2 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by CBC and all registration and filing fees imposed by the Commission, any state securities commission or the NASDAQ Stock Market. Each Holder shall be responsible for any brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Holder.

3.5.    INDEMNIFICATION AND CONTRIBUTION.

        3.5.1. INDEMNIFICATION BY CBC. CBC agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder from and against all losses, claims, damages, liabilities and

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                expenses (including without limitation reasonable legal fees and expenses incurred by Holder (collectively, the "Damages") to which Holder may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereat) arise out of or are based upon any untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement of a material fact contained in any Prospectus (as amended or supplemented if CBC shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to Seller furnished in writing to CBC by Seller specifically for use therein; PROVIDED, HOWEVER, that CBC shall not be liable to Holder under this Section 3.5.1 to the extent that any such Damages were caused by the fact that Holder sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, but only if, (i) CBC has previously furnished copies of such amended or supplemented Prospectus to Holder and (ii) such Damages were caused by any untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

        3.5.2. INDEMNIFICATION BY THE SELLER. Holder agrees to indemnify and hold harmless CBC, its stockholders, directors, officers and each person, if any, who controls CBC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from CBC to Holder, but only with reference to information relating to Holder furnished in writing to CBC by Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of CBC to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by Seller to CBC expressly for such purpose. In no event shall the liability of Holder hereunder be greater in amount than the amount of the proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        3.5.3. CONTRIBUTION. To the extent that the indemnification provided for in paragraph 3.5.1 or 3.5.2 of this Section 3.5 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of CBC on the one hand and Holder on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of CBC on the one hand and of Holder on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by CBC or by Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                If indemnification is available under paragraph 3.5.1 or 3.5.2 of this Section 3.5, the indemnifying parties shall indemnity each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or

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                indemnified party or any other equitable consideration provided for in this Section 3.5.3. CBC and Holder agree that it would not be just or equitable if contribution pursuant to this
                Section 3.5.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

3.6 TRANSFER OF REGISTRATION RIGHTS. The registration rights of Seller and any Holder under this Article 3 may be transferred to any transferee of Registrable Securities that acquires at least 10,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends and the like).

3.7 LIMITATIONS ON MONTHLY SALES. Seller and each Holder (collectively and not severally) agree that they will not sell, or offer for sale, collectively, in any calendar month, without the prior written consent of CBC, more than an aggregate six thousand five hundred (6,500) Shares.

3.8 REPRESENTATIONS AND WARRANTIES. As a material inducement to CBC to enter into this Agreement and to consummate the transactions contemplated hereby, Seller makes to CBC the following representations and warranties:

        (a) Seller is acquiring the shares of CBC Common Stock to be issued to such Seller hereunder for Seller's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time.

        (b) Seller is not directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), as amended, required to register as such under the 1940 Act.

        (c) Seller (i) has carefully reviewed the disclosure information provided by CBC; (ii) has requested and received such other information, as he has deemed relevant, regarding CBC for purposes of evaluating his acquisition of CBC Common Stock to be issued hereunder; (iii) is aware of the risks associated with an investment in CBC Common Stock; and (iv) has not received any form of general solicitation or advertising in connection with his decision to acquire CBC Common Stock hereunder. Seller has not relied in any way on any information with respect to the CBC Common Stock or CBC generally other than the representations of CBC contained herein or materials furnished by CBC in writing in connection herewith.

        (d) Seller acknowledges and understands that (i) the CBC Common Stock to be issued to Seller hereunder has not been registered under the Securities Act or any state securities laws; (ii) the CBC Common Stock to be issued to Seller hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) subsequently registered under the Securities Act and applicable state securities laws or (y) there is delivered to CBC an opinion of counsel satisfactory to CBC that such registration is not required; and (iii) CBC will place a restrictive legend on the certificate(s) representing the CBC Common Stock to be issued to Seller hereunder, containing the following language:

                     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS CONTAINED IN THE ACT AND SUCH LAWS. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THIS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE

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                     REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE
                     144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE.

        (e) Seller (i) is able to bear the economic risks of the acquisition of shares of CBC Common Stock hereunder and has adequate means of providing for current needs and possible contingencies; (ii) either alone or with his advisors has had the opportunity to ask questions and receive answers concerning CBC and the terms and conditions of the acquisition of CBC Common Stock, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which CBC possesses or can acquire without unreasonable effort or expense; and (iii) together with his advisors, if any, has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of this acquisition of CBC Common Stock in exchange for the Shares, and of making an informed investment decision, and has relied solely upon the advice of his own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding such acquisition.


                                    ARTICLE 4
                   SELLER'S AND SHAREHOLDER'S REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS

        Seller and Shareholder represent, warrant and agree as follows, which representations, warranties and agreements shall be deemed to have been made again at Closing:

4.1. CORPORATE EXISTENCE AND POWERS. Seller is a corporation organized and existing in good standing under the laws of the State of Pennsylvania with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein; all required corporate action has been taken by Seller and Shareholder to make and carry out this Agreement; the execution of this Agreement and the completion of the transactions herein involved will not result in the violation of any order, licenses, permit, rule, judgment or decree to which Seller is subject or the breach of any contract, agreement or other commitment to which Seller is a party or by which it is bound; and no other consent of any kind is required that has not been obtained for Seller to make or carry out the terms of this Agreement, except with respect to those consents required of parties to Leases and Agreements listed on Schedule B or D, with respect to assignment and assumption of specific contract rights and obligations. Seller shall use its best efforts to obtain third party consents with respect to any leases, contracts or agreements designated by Buyer and Seller as "material", to the extent required by such documents, and, to the extent Seller is unable to obtain any such consents, Seller shall provide Buyer with alternate benefits essentially similar to those which would have been provided under such contract at the cost that Buyer would have paid by assumption of such contract. Buyer shall cooperate with Seller in obtaining all such required consents.

4.2. LICENSES. Seller is the holder of the licenses, permits and authorizations listed on Schedule A, all of which are valid, and in full force and effect. All ownership and employment reports, renewal applications, financial reports, and other reports and documents required to be filed for the Station have been properly and timely filed, and Seller will not, without Buyer's prior written consent, by an act or omission, surrender, modify, forfeit or fail to seek renewal on regular terms, of any license or authorization of the Commission, or cause the Commission to institute any proceeding for the cancellation or modification of any such license or authorization, or fail to prosecute with due diligence any pending application to the Commission.

4.3. ASSETS. The Assets to be transferred to Buyer at Closing represent all the assets necessary for, utilized in connection with or held for use in connection with the Station's current operations and represents all the assets owned by Seller or used for the Station's current operations; until Closing, none of the Assets will be sold, leased or otherwise disposed of unless replaced by a similar Asset of equal or greater value, and, at Closing, all of the Assets shall be owned by and transferred by Seller to Buyer free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever excepting only those obligations, liens or encumbrances expressly assumed by Buyer hereunder and listed on Schedule B or D. The Assets will be in good working condition on the Date of Closing.

4.4. CONTRACTS, LEASES, AGREEMENTS, ETC. On the Closing Date there will be no Leases or Agreements relating to the Station (not including this Agreement) which will be binding on the Buyer other than those specifically identified herein, including the Schedules attached hereto, as assumed by Buyer, or as otherwise approved in writing by Buyer.

4.5. LITIGATION. To Seller's and Shareholder's knowledge, no strike, labor dispute, investigation, litigation, court or administrative proceeding is pending or threatened against Seller or Shareholder relating to the Station, its employees or any of the Assets to be conveyed hereunder which may result in any change in the business, operations, assets or financial condition of Seller or may materially affect Buyer's use and enjoyment of the Assets, or which would hinder or prevent the consummation of the transaction contemplated by this Agreement, and Seller knows of no basis for any such possible action.

4.6. INSURANCE. Until Closing, Seller shall keep the Assets insured to full insurable value against loss or damage by fire or from other causes customarily insured against by other radio stations similarly situated, and has provided Buyer with an abstract of such casualty insurance coverage.

4.7. ACCESS TO INFORMATION. Seller shall give Buyer and its representatives full access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, programming, technical and sales records and other records of and pertaining to the Station; provided, however, such access shall not disrupt Seller's normal operation. Seller shall furnish to Buyer all information concerning the Station's affairs as Buyer may reasonably request. Buyer will maintain the confidentiality of all the information and materials delivered to it or made available for its inspection by Seller hereunder, except where such information or materials are required to be filed with the FCC in connection with the assignment application or are disclosed to partners of Buyer or lenders thereto as reasonably required to secure financing to consummate the transaction contemplated herein. In the latter event, Buyer will use reasonable efforts to cause its partners or lenders to maintain confidentiality. If for any reason the transaction contemplated herein is not consummated, Buyer will return to Seller all such materials in its possession and keep all of the foregoing information confidential.

4.8. CONDUCT OF THE STATION'S BUSINESS. Until Closing, without the written consent of Buyer, Seller shall not enter into any transaction other than those in the ordinary course of the business of the Station; no employment contract shall be entered into by Seller relating to the Station unless the same is terminable at will and without penalty; and Seller will cause the Station to be operated in compliance with its licenses, permits and all applicable laws and regulations;

        Seller further represents, warrants and covenants:

        (a) Between the date hereof and Closing, Seller shall not take any action which will prevent or impede Buyer from obtaining at the Closing the actual and immediate occupancy and possession of the Station and all of the Assets purchased hereunder, including its books and records.

        (b) On the Closing date, Seller will be the owner of the radio broadcast equipment and other assets purchased hereunder except such of the same replaced by suitable property of no less than equivalent value in the ordinary course of business, with good and marketable title thereto, free and clear of all liens and encumbrances, except liens for current taxes and assessments not yet due and payable; and that between the date of this Agreement and the Closing, there will be no more than the ordinary normal wear and tear and expendability of those Assets, and that the Assets will be in good working condition;

        (c) Neither Seller nor Shareholder knows of any facts relating to it or the Station which would cause the Commission to deny its consent to the assignment of the Station authorization to Buyer.

        (d) Seller will have paid and discharged all taxes, assessments, excises, and levies known to Seller or Shareholder which have not been paid and that would interfere with Seller's assets, facilities, license or other items conveyed hereunder.

4.9. FINANCIAL INFORMATION. Any financial information relating to the Station that Seller has provided or will provide to Buyer are true and correct in all material respects.

4.10 PRE-CLOSING COVENANTS. Between the date hereof and the Closing, Seller and Shareholder covenant that :

        4.10.1 FCC COMPLIANCE. Seller shall continue to operate the Station in conformity with the terms of the Station's license and in conformity in all material respects with all applicable laws, regulations, rules and ordinances, including but not limited but not limited to the rules and regulations of the FCC. Seller shall file all reports, applications and other filings required by the FCC in a timely and accurate manner.

        4.10.2 CONDUCT OF BUSINESS. Seller shall operate the Station and conduct its business diligently and in the usual and ordinary course and consistent with past practices, and shall continue all practices, policies, procedures and operations relating to the Station in substantially the same manner as heretofore, including sales, promotions and maintenance of the Assets.

        4.10.3 MAINTENANCE OF ASSETS. Seller shall maintain all of the Assets in a good condition and shall maintain inventories of spare parts at levels consistent with the past practices of Seller and the Station. Seller shall not sell, convey, assign, transfer or encumber any of the Assets, except for the retirement of tangible Assets consistent with the normal and customary practices of Seller and the Station.


                                    ARTICLE 5
                CBC'S AND BUYER'S REPRESENTATIONS AND WARRANTIES

        CBC and the Buyer represent and warrant as follows, which representations and warranties shall be deemed to have been made again at Closing.

5.1. CORPORATE EXISTENCE AND POWERS. CBC and Buyer are corporations organized and existing in good standing under the laws of the State of Minnesota with full power and authority to enter into this Agreement and enter into and complete the transactions contemplated herein; Buyer is, or will be at the time of Closing, qualified to do business in the State of Pennsylvania; all required corporate action has been taken by Buyer to make and carry out this Agreement; the execution of the Agreement and, once the consent referred to in the next clause of this sentence is obtained, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which CBC or the Buyer is subject or the breach of any contract, agreement or other commitment to which CBC or the Buyer is a party or by which it is bound; and except for the consent of the Commission, no other consent of any kind is required that has not been obtained for Seller to make or carry out the terms of this Agreement.

5.2. BUYER'S QUALIFICATIONS. At Closing, Buyer or its assignee will be legally and financially qualified to become the licensee of the Commission. Buyer does not know of any facts relating to it which would cause the Commission to deny its consent, or which would materially hinder or delay receipt of such consent, to the Licenses for the Station to Buyer.

5.3. SECURITIES AND EXCHANGE ACT OF 1934. CBC shall be in compliance with applicable reporting requirements of the Securities and Exchange Act of 1934.

5.4. CBC STOCK. At Closing, all CBC Stock to be issued hereunder will be validly issued, duly authorized, fully paid and non-assessable.


                                    ARTICLE 6
                              BREACH OF AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

6.1. BREACH OF SELLER'S OR SHAREHOLDER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Seller and Shareholder shall indemnify and hold harmless CBC and Buyer from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Assets or the operation of the Station by Seller prior to Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by CBC or Buyer by reason of any material breach of any warranty, representation, covenant or agreement of Seller or Shareholder contained herein or in the Schedules attached hereto; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given. Upon receipt of such written notice, Seller shall have the right, if it involves a liability to a third party, to defend or compromise such matter at Seller's sole cost and expense, and Buyer shall cooperate fully in such defense.

6.2. BREACH OF CBC'S OR BUYER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. CBC and Buyer shall indemnify and hold harmless Seller from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Assets or operation of the Station by Buyer after Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by Seller by reason of any material breach of any warranty, representation, covenant or agreement of CBC or Buyer contained herein; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given. Upon receipt of such written notice, CBC and Buyer shall have the right, if it involves a liability to a third party, to defend or compromise such matter at CBC or Buyer's sole cost and expense, and Seller shall cooperate fully in such defense.

6.3. SPECIFIC PERFORMANCE AND LIQUIDATED DAMAGES. The Seller acknowledges that the Assets and property to be transferred and assigned under this Agreement are unique and not readily bought on the open market and, for that reason, among others, CBC and Buyer would be irreparably harmed by any breach or failure of the Seller to consummate this Agreement, and monetary damages therefor will be highly difficult, if not wholly impossible, to ascertain. It is therefore agreed that this Agreement shall be enforceable in a court of equity by a decree of specific performance by Buyer or CBC, and an injunction may be issued restraining any transfer or assignment of the Assets contrary to the provisions of this Agreement pending the determination of such controversy. The Seller, for itself and its successors and assigns, hereby waives the claim or defense that an adequate remedy at law exists. In the event of the failure of the contemplated transaction to close as a result of Buyer's or CBC's material breach of their obligations hereunder, and assuming that neither Seller nor Shareholder are in material breach of any of their obligations hereunder, then the parties agree that the Escrowed Funds shall act as liquidated damages to Seller and Shareholder, and in no event shall Seller or Shareholder have the right to claim damages in excess of the Escrowed Funds as a result of the transaction's failure to close.


                                    ARTICLE 7
                                  RISK OF LOSS

7.1. BUYER'S OPTIONS. The risk of any loss, damage or destruction to any of the Assets to be transferred to the Buyer hereunder from fire or other casualty or loss shall be borne by the Seller at all times prior to the Closing. Except for loss or damage affecting the broadcast transmission capabilities of the station, which is covered by the terms of Section
        7.2 below, upon the occurrence of any material loss or damage to any of the Assets to be transferred hereunder as a result of fire, casualty, or other causes prior to the closing, Seller shall notify the Buyer of same in writing immediately, stating with particularity the reasonable estimates of the loss or damage incurred, the cause of damage, if known, and the extent to which restoration, replacement and repair of the Assets lost or destroyed is believed reimbursable under any insurance policy with respect thereto. Provided Seller has not repaired, restored or replaced the damaged Assets by the Closing, CBC and Buyer shall have the option (but not the obligation) exercisable at the Closing to:

        (i) terminate this Agreement in which case neither party shall have any further liability to the other and all escrowed funds shall be returned to Buyer, except that Seller shall have a reasonable period of time, not to exceed thirty (30) days, to effect repairs of the damaged Assets before CBC or Buyer may exercise its option under this subparagraph 7.1 (i);

        (ii) postpone the Closing for up to sixty (60) days to allow the property to be completely repaired, replaced or restored, at Seller's sole expense, in which event Seller shall use its best efforts to complete such repairs; or

        (iii) elect to consummate the Closing and accept the property in its "then" condition, in which event Seller shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer all rights under any insurance claim covering the loss and pay over to the Buyer the proceeds under any such insurance policy heretofore received by Seller with respect thereto.

7.2. BROADCAST TRANSMISSION OF THE STATION PRIOR TO CLOSING. If, prior to the Closing Date, the Station incurs any unusual operating problems (including any event described below), Seller shall provide Buyer with prompt written notice of such problem and the measures being taken to correct same. If, after the date hereof and prior to the Closing Date, any event occurs which prevents the full authorized power broadcast transmission of the Station pursuant to its FCC license authority for
        (i) a period of 12 consecutive hours or more, (ii) three separate periods of one hour or more, or (iii) five separate occasions regardless of the duration thereof, Buyer shall have the right, by giving written notice to the Seller of its election to do so, to terminate this Agreement.


                                    ARTICLE 8
                       APPLICATION FOR COMMISSION APPROVAL

8.1. FILING AND PROSECUTION OF APPLICATION. Buyer and Seller shall, as soon as practicable after the date of this Agreement and in any event not later than ten days thereafter, join in an application to be filed with the Commission requesting its written consent to the assignment of the License of the

        Station from Seller to Buyer. Each party shall prepare its own portion of the application. Buyer and Seller shall take all steps necessary to the expeditious prosecution of such application to a favorable conclusion, using their best efforts throughout.

8.2. EXPENSES. Each party shall bear its own legal, accounting and other expenses in connection with the consummation of the contemplated transaction. Any fees incurred in connection with the preparation of audited financial statements of Seller will be incurred at Buyer's direction and deemed to be Buyer's expense for the purpose of this
        Section 8.2. The parties shall cooperate with the preparation of the Commission application and in connection with the prosecution of such application. The filing fee shall be shared equally by the parties.

8.3. DESIGNATION FOR HEARING. If, for any reason, any application for assignment of the License is designated for hearing by the Commission prior to grant thereof, either party shall have the right by written notice within thirty (30) days of such designation for hearing, to terminate this Agreement if the allegations raised by such petition relate to the other party. Should Closing occur and upon reconsideration should the FCC designate the assignment for hearing, Buyer may elect to rescind this Agreement, and if Buyer so elects, Buyer and Seller agree to cooperate in filing an application to reassign the License to Seller, if necessary, in order to comply with any FCC order and to take all necessary actions to reverse this transaction as if Closing had not occurred.

8.4. TIME FOR COMMISSION CONSENT. If the Commission has not given its written consent to the assignment of the License set forth herein within nine (9) months from the date of acceptance for filing of the application for such assignment, either party, if not then in default, may terminate this Agreement by giving written notice to the other.
        Upon such termination, neither party shall have any right or liability hereunder and all escrowed funds shall be returned to Buyer promptly.

8.5. CONTROL OF STATION. Until Closing, Buyer shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operation of the Station, but such operation shall be the sole responsibility of Seller, subject to and consistent with all rules, regulations and policies of the FCC.


                                    ARTICLE 9
                                     CLOSING

        Subject to the terms and conditions herein stated, the parties agree as follows:

9.1. CLOSING DATE. The Closing of this Agreement shall be held at such time and date as shall be mutually agreed by Seller and Buyer; provided, however, that in any event Buyer must close no later than ten (10) days after final Commission approval of the assignment of the License ("Final Approval"). (The date scheduled, or required to be scheduled for Closing hereunder is referred to herein as the "Closing Date.") Final Approval shall be the approval of the FCC to the assignment of the Station Licenses which is no longer subject to rehearing, reconsideration or review by the Commission or to review by any court under the Communications Act of 1934, as amended. Closing shall take place at the offices of Buyer or, at the parties' option, by mail.

9.2. SELLER'S AND SHAREHOLDER'S OBLIGATIONS AT CLOSING. At Closing, Seller and Shareholder shall deliver to Buyer the following:

        (a) An Assignment of the Licenses described in Schedule A; an Assignment of Leases and/or Warranty Deed for the real property interests described in Schedule B conveying all of Seller's or Shareholder's interest in such real property and an Assignment and Bill of Sale, or similar instruments, including third party consents to all "material" leases, contracts and agreements, transferring to Buyer all other Assets to be transferred hereunder, free and clear of all liens, encumbrances and restrictions of any kind whatsoever. The Real Estate is to be conveyed free and clear of all liens, encumbrances, and easements excepting however the following: existing building restrictions, ordinances, easements of roads, easements visible upon the ground, privileges or rights of public service companies, and those ground leases listed on the schedules attached hereto; otherwise the title to the Real Estate shall be good and marketable and such as will be insured by a reputable title insurance company at the regular rates.

        (b)     The business records described in Section 1.8;

        (c) An opinion of Seller's counsel, addressed to Buyer, confirming the correctness of Seller's representations made in Section 4.1; and

        (d) Such other documents and instruments as might reasonably be requested by Buyer to consummate the transaction contemplated hereunder consistent with the intent expressed herein.

9.3. CBC'S AND BUYER'S OBLIGATIONS AT CLOSING. At Closing, CBC or Buyer shall deliver to Seller the following:

        (a) Shares of CBC Stock in an amount to be determined as set forth in Section 2.2.1;

        (b) A cashier's or certified check in the amount of Eight Hundred Thousand and no/100 Dollars ($800,000.00);

        (c) An opinion of Buyer's and CBC's counsel, addressed to Seller, confirming the correctness of Buyer's and CBC's representations made in Section 5.1.

9.4. CONDITIONS TO OBLIGATIONS OF BUYER AND CBC. The obligations of Buyer and CBC to consummate the transaction herein contemplated at Closing are subject to and conditioned on:

        (a) The written consent of the Commission to the assignment to Buyer or its assigns of the License of the Station that does not impose any condition that is materially adverse to Buyer or CBC, and the written consent of any other federal or state regulatory authority required in connection with the issuance of the CBC Stock;

        (b) The satisfaction at or before Closing of all agreements, obligations and covenants of Seller hereunder required to be performed or complied with by them on or before Closing;

        (c) The material accuracy of the representations and warranties made by Seller and Shareholder;

        (d) Written third party consents to all material leases, contracts and agreements where required by the terms of the lease, contract or agreement; and

        (e) Receipt of engineering certificate by Seller to Buyer certifying and confirming the Station's compliance with all FCC regulations and accuracy of Seller's and Shareholder's representations as to FCC and engineering compliance.

        (f) Either a determination that the contemplated transaction does not constitute a "significant" transaction under applicable SEC regulations or delivery of audited financial statements of Seller for the three (3) tax years prior to Closing. It is understood that Seller's financial statements are not audited, that Seller's accountants will be paid by

                Buyer for services in connection with preparing such audits, and that the contingency referred to in this subparagraph relates to the auditability of such records of Seller.

9.5. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transaction herein contemplated at Closing are subject to and conditioned on:

        (a) The written consent of the Commission to the assignment to Buyer of the License of the Station without any conditions that are materially adverse to Seller, and the written consent of any other federal or state regulatory authority required in connection with the issuance of the CBC Stock;

        (b) The satisfaction at or before Closing of all agreements, obligations and covenants of Buyer and CBC hereunder required to be performed or complied with by it at or before the Closing; and

        (c) The material accuracy of the representations and warranties made by Buyer and CBC.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1.   ARBITRATION.

        10.1.1. PROCEDURE. Except as specifically provided to the contrary in this Agreement, all disputes arising among the parties under this Agreement shall be resolved by arbitration under this
                Section 10. The parties do not intend that any matters relating to fraud or material misrepresentation shall be subject to arbitration. Any party desiring arbitration shall deliver notice to the other party and in such notice shall (i) specify in detail those matters (the "Disputed Matters") as to which such party has a claim, such party's position with respect to the Disputed Matter and the basis for such party's claim; and (ii) appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen
                (15) days thereafter, each party shall, by notice to the originating party, (i) specify in detail such party's position with respect to the Disputed Matters and the basis for such party's disagreement; and (ii) appoint another person similarly qualified as the additional arbitrator. Within fifteen (15) days thereafter, the arbitrators thus appointed shall appoint another person similarly qualified as an additional arbitrator, and all such arbitrators shall be directed to resolve such Disputed Matters within thirty (30) days, unless the arbitrators in good faith determine that such a deadline is impractical.

                The arbitrators shall resolve any Disputed Matters by adopting the position with respect thereto of one of the parties, and unless otherwise agreed by the parties, the arbitrator shall have not authority to adopt any other resolution of such Disputed matters. The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive and binding upon the parties. Any party shall, upon such determination, have the right to enforce the determination in a court of competent jurisdiction. The arbitrator or arbitrators shall give notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

        10.1.2. ARBITRATOR APPOINTMENT DISPUTE. Notwithstanding the provisions of the prior paragraph, (i) if the additional arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and (ii) if the arbitrators appointed by the parties shall be unable to agree upon the appointment of another arbitrator within fifteen (15) days after the appointment of the lastly appointed arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties shall fail to agree upon the selection to such other arbitrator within fifteen (15) days thereafter, then within ten (10) days thereafter, any of the parties upon written notice to the other party may apply for such appointment to a local court of competent jurisdiction.

        10.1.3. RULES AND PROCEDURES.

                (a) Any such arbitration shall be conducted in Washington, D.C., in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") to the fullest extent such Rules are permitted by, and to the fullest extent not inconsistent with, applicable law and the Rules set forth below, which shall be controlling to the extent they differ from the AAA Rules.

                (b) Each party shall be entitled to present evidence and arguments to the arbitrators. Each party hereby authorizes the arbitrators (i) to order such discovery (including third party discovery) as the arbitrators shall determine to be reasonable under the circumstances; (ii) to impose reasonable schedules and deadlines to ensure that discovery is conducted and concluded on a timely basis; (iii) to impose sanctions on any party for abuse or delay of the discovery; and (iv) to apply such Rules of evidence as the arbitrators in their sole discretion may determine.

                (c) Any party may elect, by notice to the other party and the arbitrators, to have the arbitration conducted on an expedited basis. In such event, the parties hereby agree that the arbitrator shall be authorized to authorize to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limitations on numbers of witnesses and the length of hearings.

        10.1.4. COSTS AND COMPLIANCE WITH DECISION. Each party agrees to comply with any order or request of the arbitrators delivered pursuant to this Section 10. Each party will compensate the arbitrator selected by it, and the fees of the arbitrator appointed by the other arbitrators and the expenses of the proceeding will be shared equally by the parties. Subject to the foregoing sentence, each party shall bear its own expenses, including attorneys' fees, in connection with any arbitration proceedings hereunder. No party in any such arbitration, or in any action, trial or appeal thereon, shall be entitled to attorneys' fees or court, arbitration or other costs incurred, unless otherwise decreed by the court or arbitrators in the same or a separate suit.

10.2. EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be necessary for the consummation of the transaction contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

10.3. NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or when deposited in the mails, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

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

        If to Seller or Shareholder:

                     Mr. Lloyd B. Roach
                     Lloyd B. Roach, Inc.
                     12 Kent Road
                     Aston, Pennsylvania 19014

                with copy to:      Robert B. Famiglio, Esq.
                                   Famiglio & Massinger
                                   201 North Jackson Street
                                   Media, Pennsylvania 19063


        If to Buyer or CBC:

                     Mr. Christopher T. Dahl
                     Children's Broadcasting Corporation
                     Fourth Floor
                     724 First Street North
                     Minneapolis, Minnesota 55401

                with copy to:      Lance W. Riley, Esq.
                                   Children's Broadcasting Corporation
                                   Fourth Floor
                                   724 First Street North
                                   Minneapolis, Minnesota 55401

10.4. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

10.5. ENTIRE AGREEMENT. This Agreement together with all Exhibits and Schedules referred to herein contain all of the terms and conditions agreed upon by the parties hereto with respect to the transaction contemplated hereunder.

10.6. ASSIGNABILITY. Neither party may assign their rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably denied or delayed, except that either party may make an assignment to an entity under essentially common control as the assigning entity.

10.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

10.8. HEADING. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

10.9. COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

10.10. GOVERNING LAW. This Agreement has been entered into in the State of Pennsylvania and shall be governed in accordance with the laws of the State of Pennsylvania.

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

10.11. BROKER COMMISSION. Seller and Buyer each represent to the other that it has engaged no broker in connection with the contemplated transaction, other than Mr. Ed McKenna, who has been engaged by and shall be paid by Seller, and agrees to indemnify and hold the other party harmless against any claims made by a broker through it in connection with the transactions contemplated hereunder.

10.12. SALES TAX. Any sales or transfer tax due upon consummation of this transaction will be computed at Closing and paid by Buyer.


        IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.

SELLER:                                 CBC:

LLOYD B. ROACH, INC.                    CHILDREN'S BROADCASTING
                                        CORPORATION


BY:   /s/LLOYD B. ROACH                 BY:   /s/JAMES G. GILBERTSON
      -------------------------               ------------------------------
      LLOYD B. ROACH                          JAMES G. GILBERTSON
ITS:  PRESIDENT                         ITS:  CHIEF OPERATING OFFICER



                                        BUYER:

                                        CHILDREN'S RADIO GROUP, INC.


                                        BY:   /s/JAMES G. GILBERTSON
                                              ------------------------------
                                              JAMES G. GILBERTSON
                                        ITS:  CHIEF OPERATING OFFICER


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